                                                                    EXHIBIT 99.2

Consolidated Financial Statements of

FASTLANE TECHNOLOGIES INCORPORATED

December 31, 1998 and 1999

(Canadian Dollars)

AUDITORS' REPORT


To the Shareholders of
FastLane Technologies Incorporated

We have audited the consolidated balance sheets of FastLane Technologies Incorporated as at December 31, 1998 and 1999 and the consolidated statements of loss and deficit and of cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in Canada. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 1998 and 1999 and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in Canada which, except as disclosed in Note 16 to the consolidated financial statements, also conform in all material respects with United States generally accepted accounting principles.


Ottawa, Ontario                          (signed) Deloitte & Touche LLP (Canada)
January 28, 2000 except as to            Chartered Accountants
 Notes 16 and 17, which are as
 of September 29

FASTLANE TECHNOLOGIES INCORPORATED
CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1998 AND 1999
--------------------------------------------------------------------------------

                                                                            PAGE
                                                                            ----


Consolidated Statements of Loss and Deficit                                    1

Consolidated Cash Flow Statements                                              2

Consolidated Balance Sheets                                                    3

Notes to the Consolidated Financial Statements                            4 - 16

FASTLANE TECHNOLOGIES INCORPORATED
CONSOLIDATED STATEMENTS OF LOSS AND DEFICIT
YEARS ENDED DECEMBER 31
--------------------------------------------------------------------------------

                                                         1998                   1999
                                                     ------------           ------------
Revenues

  License revenue                                    $  3,769,225           $  6,461,618
  Services revenue                                        752,174              1,674,682
                                                     ------------           ------------

Total revenue                                           4,521,399              8,136,300

Cost of sales                                             709,975                590,139
                                                     ------------           ------------

                                                        3,811,424              7,546,161
                                                     ------------           ------------

Expenses
  Research and development (Note 6)                     2,059,091              4,385,604
  Sales and marketing                                   6,017,575             11,996,671
  Finance and administration                            2,964,006              2,076,511
                                                     ------------           ------------

                                                       11,040,672             18,458,786
                                                     ------------           ------------

Less:
  Government funding (Note 5)                            (661,759)              (599,590)
  Other income                                            (86,001)              (141,495)
  Research and development funding (Note 6)              (719,309)                    --
                                                     ------------           ------------

                                                       (1,467,069)              (741,085)
                                                     ------------           ------------

                                                        9,573,603             17,717,701
                                                     ------------           ------------

NET LOSS                                               (5,762,179)           (10,171,540)

DEFICIT, BEGINNING OF YEAR                               (390,162)            (6,152,341)
                                                     ------------           ------------

DEFICIT, END OF YEAR                                 $ (6,152,341)          $(16,323,881)
                                                     ============           ============


See accompanying notes to the financial statements

FASTLANE TECHNOLOGIES INCORPORATED
CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31
--------------------------------------------------------------------------------

                                                                     1998                   1999
                                                                 ------------           ------------

NET INFLOW (OUTFLOW) OF CASH RELATED TO THE
  FOLLOWING ACTIVITIES:

  OPERATING
    Net loss                                                     $ (5,762,179)          $(10,171,540)
    Item not affecting cash
      Amortization                                                    359,701                894,745
                                                                 ------------           ------------

                                                                   (5,402,478)            (9,276,795)

    Changes in non-cash working capital items (Note 13)              (179,313)              (922,352)
                                                                 ------------           ------------

                                                                   (5,581,791)           (10,199,147)
                                                                 ------------           ------------
  INVESTING
    Acquisition of capital assets, net of
      investment tax credits                                         (654,576)              (991,975)
                                                                 ------------           ------------
  FINANCING
    Issuance of share capital, net of issuance costs of
      $28,374 (1998 - $27,064)                                      4,104,031             15,471,088
    Capital lease repayments                                         (278,372)              (463,468)
    Increase in government funding                                  2,647,035              2,398,352
                                                                 ------------           ------------

                                                                    6,472,694             17,405,972
                                                                 ------------           ------------

NET CASH INFLOW                                                       236,327              6,214,850

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR                        1,247,961              1,484,288
                                                                 ------------           ------------

CASH AND CASH EQUIVALENTS, END OF YEAR                           $  1,484,288           $  7,699,138
                                                                 ============           ============



See accompanying notes to the financial statements

FASTLANE TECHNOLOGIES INCORPORATED
CONSOLIDATED BALANCE SHEETS
AS AT DECEMBER 31
--------------------------------------------------------------------------------

                                                                             1998                  1999
                                                                        ------------           ------------
CURRENT ASSETS

  Cash and cash equivalents                                             $  1,484,288           $  7,699,138
  Accounts receivable (Note 3)                                             2,279,431              3,577,925
  Due from related parties (Note 4)                                          779,846                622,529
  Shareholder loans receivable (Note 7)                                       71,556                 69,857
  Refundable investment tax credits (Note 8)                                  38,779                 38,779
  Prepaids and other                                                         240,155                493,804
                                                                        ------------           ------------

                                                                           4,894,055             12,502,032

CAPITAL ASSETS (Note 9)                                                    2,013,736              2,110,966
                                                                        ------------           ------------

                                                                        $  6,907,791           $ 14,612,998
                                                                        ============           ============

CURRENT LIABILITIES

  Accounts payable and accrued liabilities                              $  2,064,668           $  2,754,372
  Due to related party (Note 6)                                              894,706                     --
  Deferred revenue                                                           403,123              1,078,900
  Current portion of obligations under capital lease (Note 10)               463,236                463,537
  Current portion of government funding (Note 5)                                  --              1,900,000
                                                                        ------------           ------------

                                                                           3,825,733              6,196,809

OBLIGATIONS UNDER CAPITAL LEASE (Note 10)                                    761,085                297,316
GOVERNMENT FUNDING (Note 5)                                                3,531,816              4,030,168
                                                                        ------------           ------------

                                                                           8,118,634             10,524,293
                                                                        ------------           ------------

SHAREHOLDERS' EQUITY

  Share capital (Note 11)                                                  4,941,498             20,412,586
  Deficit                                                                 (6,152,341)           (16,323,881)
                                                                        ------------           ------------

                                                                          (1,210,843)             4,088,705
                                                                        ------------           ------------

                                                                        $  6,907,791           $ 14,612,998
                                                                        ============           ============


See accompanying notes to the financial statements

FASTLANE TECHNOLOGIES INCORPORATED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1998 AND 1999
--------------------------------------------------------------------------------

1.       DESCRIPTION OF BUSINESS

         The Company was incorporated in March 1993 and its principal business activity consists of software development and sales.

2.       SIGNIFICANT ACCOUNTING POLICIES

         The financial statements have been prepared in Canadian dollars in accordance with accounting principles generally accepted in Canada and include the following significant accounting policies:

         Basis of consolidation

         The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries.

         Capital assets

         Capital assets are recorded at cost and amortized using the declining-balance method at the following rates:

                  Furniture                           20%
                  Computer equipment                  30%
                  Office equipment                    30%
                  Telecommunications equipment        20%
                  Leasehold improvements              20%
                  Software                           100%

         Revenue recognition

         Revenue from software license sales is recorded upon shipment. Revenue derived from training and professional services is recorded as the services are performed. Maintenance and support revenue is recorded as deferred revenue and recognized ratably in earnings over the term of the contract.

         Research and development costs

         Research costs are expensed as incurred. Development costs are deferred and amortized when the criteria for deferral under generally accepted accounting principles are met, or otherwise, are expensed as incurred. To date, no development costs have been deferred.

FASTLANE TECHNOLOGIES INCORPORATED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1998 AND 1999
--------------------------------------------------------------------------------

2.       SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         Cash and cash equivalents

         Cash and cash equivalents include investments that are liquid and have original terms to maturity that are three months or less.

         Foreign currency translation

         The consolidated financial statements are prepared using Canadian dollars. All operations whose principal economic activities are undertaken in currencies other than Canadian dollars have been determined to be self-sustaining.

         Monetary assets and liabilities denominated in foreign currencies are translated at the rate of exchange in effect at year-end. Foreign currency transactions included in earnings are translated at the rates in effect on the transaction date. Foreign exchange gains and losses are reflected in the statement of earnings.

         Foreign exchange risk arises because of fluctuations in exchange rates. The Company conducts a significant portion of its business activities in foreign currencies, primarily United States dollars. The assets, liabilities, revenue and expenses that are denominated in foreign currencies will be affected by changes in the exchange rate between the Canadian dollar and these foreign currencies.

         Stock option plans

         The Company has a stock option plan as described in Note 12. No compensation expense is recognized for these plans when stock options are issued to employees. Any consideration paid by employees on exercise of stock options or purchase of stock is credited to share capital. If stock or stock options are repurchased for employees, the excess of the consideration paid over the carrying amount of the stock or stock option canceled is charged to retained earnings.

         Statement of cash flows

         During the year ended December 31, 1999, the Company adopted the Canadian Institute of Chartered Accountants new accounting recommendations for cash flow statements. These recommendations have been applied retroactively to all years reflected and have resulted in the reclassification of capital lease financing on the statement of cash flows.

FASTLANE TECHNOLOGIES INCORPORATED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1998 AND 1999
--------------------------------------------------------------------------------

2.       SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         Use of accounting estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires the Company's management to make estimates that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods presented. Actual results could differ from the estimates made by management.

3.       ACCOUNTS RECEIVABLE

         Accounts receivable includes $190,948 of sales taxes receivable (1998 - $1,052,967).

         The Company is subject to normal credit risk with respect to its receivables. This risk is mitigated by the diversity of the Company's customer base and credit approval and monitoring procedures implemented by the Company.

4.       TRANSACTIONS WITH RELATED PARTIES

         The Company has entered into funding arrangements with related parties under which $622,529 (1998 - $779,846) of government funding through the related party has been accrued as due from related parties.

         The Company also leases premises from a company which is a shareholder and is controlled by the Chairman of the Board, under terms and conditions reflecting market conditions at the time of the lease. During the fiscal year ended December 31, 1999 the Company paid $217,000 (1998 - $163,000) in rent for the leased premises.

FASTLANE TECHNOLOGIES INCORPORATED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1998 AND 1999
--------------------------------------------------------------------------------

5.       GOVERNMENT FUNDING

         The Company entered into a funding agreement with Newbridge Networks Corporation ("Newbridge"), a significant shareholder of the Company which also has the same Chairman of the Board of Directors as the Company. This agreement provides the Company with access to funding from the Province of Nova Scotia which is presently available to Newbridge. The funding is for 50% of research and development expenses and 80% of the money received is repayable by way of royalty commencing in the year 2000. The remaining 20% is a grant which is not repayable. As security for its future payment obligations, the Company has provided a floating charge debenture in the amount of $10,000,000 in favour of Newbridge.

         The Company received $2,375,413 during 1999 (1998 - $2,528,948) and had
         $622,529 (1998 - $779,846) receivable at year-end in respect of research and development expenses incurred in the year. Of this total funding, 80% or $2,398,352 (1998 - $2,647,035) is recorded as long-term debt, and 20% or $ 599,590 (1998 - $661,759) is recorded in earnings.

6.       RESEARCH AND DEVELOPMENT FUNDING

         During 1997, the Company entered into a contract with a company which is a shareholder and is controlled by the Chairman of the Board under which $2,000,000 of research and development activities relating to specific projects would be performed by the Company no later than June 1999. As at December 31, 1998, the Company had received the full $2,000,000 in contract fees for research and development work completed.

         The Company was granted an exclusive, worldwide, perpetual right and license to market, sell and/or sub-license products based on the technology developed under the development agreement. In turn, the Company granted the shareholder, as security, a non-exclusive, worldwide, perpetual and fully-paid right, privilege and license to market, sell and/or sub-license any enhancements to the above-noted products developed at the Company.

         As part of a related agreement, the Company had the option to purchase all of the technology developed in exchange for the issuance of 1,988,235 common shares. In August 1998, the Company exercised this option and issued 1,988,235 common shares to the shareholder in exchange for all rights to the technology developed. This transaction was recorded in the financial statements of the Company as an increase of share capital by the carrying amount of $1. The Company had a balance of $894,706 due to related party remaining on the balance sheet as at December 31, 1998 arising from this transaction representing the sales taxes owing on the transfer of shares for technology.

FASTLANE TECHNOLOGIES INCORPORATED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1998 AND 1999
--------------------------------------------------------------------------------

7.       SHAREHOLDER LOANS RECEIVABLE

         During the year, pursuant to the Company's Employee Share Purchase Plan, the Company loaned amounts to employees to acquire common shares of the Company. These loans are non-interest bearing and are repayable in biweekly installments ending in August, 2000.

8.       INVESTMENT TAX CREDITS AND INCOME TAXES

         The Company claims research and development deductions and related investment tax credits for tax purposes based on management's interpretation of the applicable legislation in the Income Tax Act of Canada. These claims are subject to audit by Revenue Canada and any adjustments that result could affect investment tax credits recorded in the financial statements. In the opinion of management, the treatment of research and development for income tax purposes is appropriate.

         Investment tax credits

         In 1998, the Company received and recorded as a reduction of capital assets $50,167 of investment tax credits in respect of research and development capital expenditures incurred in 1997. The $38,779 of refundable investment tax credits recorded as receivable at year-end relate to expenditures incurred in 1995 and 1996. No investment tax credits have been recorded in respect of current or capital research and development expenditures incurred in 1999 or 1998.

         Research and development expenses

         As at December 31, 1999, the Company has research and development costs of approximately $2,000,000 (1998 - $1,000,000) which have not been deducted for income tax purposes, and which are available indefinitely to reduce future years' Canadian Federal and Provincial taxable income. No recognition has been given in these financial statements to the potential tax benefits associated with the balance of these unused research and development costs. The Company also has investment tax credit carryforwards of approximately $38,000 (1998 - $38,000) expiring in 2007.

         Tax loss carryforwards

         The Corporation has tax loss carryforwards totaling approximately $14,500,000 (1998 - $5,500,000) expiring in years 2003 to 2006 to reduce future years' income for Federal and Provincial tax purposes, the benefit of which has not been recorded in these financial statements.

FASTLANE TECHNOLOGIES INCORPORATED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1998 AND 1999
--------------------------------------------------------------------------------

9.       CAPITAL ASSETS

                                   1998                                   1999
                                ----------------------------------------------------------------------
                                 Net Book                              Accumulated            Net Book
                                   Value               Cost           Amortization             Value
                                ----------          ----------        ------------          ----------
Furniture                       $  340,935          $  455,891          $  125,509          $  330,382
Computer equipment               1,145,466           2,015,320             816,634           1,198,686
Office equipment                    53,734             105,710              39,799              65,911
Telecommunications
  equipment                         97,728             146,350              49,521              96,829
Leasehold improvements             216,054             272,478             139,150             133,328
Software                           159,819             529,333             243,503             285,830
                                ----------          ----------          ----------          ----------
                                $2,013,736          $3,525,082          $1,414,116          $2,110,966
                                ==========          ==========          ==========          ==========

         Capital assets are recorded net of accumulated investment tax credits of $Nil (1998 - $50,167).

         The total cost of assets under capital lease is $1,575,009 (1998 - $1,575,009).

10.      OBLIGATIONS UNDER CAPITAL LEASE

         The Company entered into capital leases for capital assets in prior years at imputed interest rates ranging from 9% to 10%. These leases mature in years 2000 through 2002 with minimum lease repayments as follows:

         2000                                       $515,402
         2001                                        305,875
         2002                                          4,745
                                                    --------

                                                     826,022
         Less imputed interest                       (65,169)
                                                    --------

         Total capital lease obligations             760,853
         Less current portion                        463,537
                                                    --------

         Long-term portion                          $297,316
                                                    ========

FASTLANE TECHNOLOGIES INCORPORATED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1998 AND 1999
--------------------------------------------------------------------------------

11.     SHARE CAPITAL

        Authorized
         Unlimited number of Class A voting and Class B non-voting common shares
            Class A shares are convertible at any time Class B shares on a 1:1 basis and Class B shares are mandatory convertible into Class A shares on a 1:1 basis in the event of a public offering of shares. The Class B shares are also optionally convertible if certain events occur including a formal take-over bid, acquisitions of control or voluntary or winding up.
         Unlimited number of non-voting preferred shares issuable in series

        Issued and outstanding

                                                           1998                                      1999
                                               ------------------------------           --------------------------------
                                                Shares               Amount                Shares              Amount
                                              ----------           -----------           ----------          -----------
 Class A
  Outstanding, beginning of year               5,516,667           $   739,717            8,609,640          $ 3,977,458
  Issued for cash consideration,
     net of issue costs of
     $28,374 (1998 - $27,064)                  1,155,938             3,240,750            3,881,583           15,133,588

  Issued in exchange for technology
    rights (Note 6)                            1,988,235                     1                   --                   --
  Converted to Class B                           (50,000)                  (10)                  --                   --
  Purchased for cancellation                      (1,200)               (3,000)                  --                   --
                                              ----------           -----------           ----------          -----------

  Outstanding end of year                      8,609,640             3,977,458           12,491,223           19,111,046
                                              ----------           -----------           ----------          -----------

Class B
  Outstanding, beginning of year               1,150,000                97,750            1,488,760              964,040
  Converted from Class A                          50,000                    10                   --                   --
  Issued for cash consideration                  288,760               866,280               87,500              337,500
                                              ----------           -----------           ----------          -----------

Outstanding, end of year                       1,488,760               964,040            1,576,260            1,301,540
                                              ----------           -----------           ----------          -----------

Total share capital                           10,098,400           $ 4,941,498           14,067,483          $20,412,586
                                              ==========           ===========           ==========          ===========

         Under an Amended and Restated Shareholders Agreement dated August 19, 1998 subject to a Counterpart Agreement dated August 25, 1999, certain parties have the right to acquire sufficient common shares, at a price equal to the then current market value of the common shares, to maintain the level of their proportionate ownership of the capital stock of the Company. This right is exercisable should the Company issue any additional capital stock of any class or should the exercise of stock options result in the dilution of its ownership level.

FASTLANE TECHNOLOGIES INCORPORATED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1998 AND 1999
--------------------------------------------------------------------------------

12.      STOCK OPTION PLAN

         The Company has a stock option plan under which it can grant options to employees, directors and consultants. The board of directors periodically establishes a pool of available options for the purposes of the plan. As at December 31, 1999 the pool of options available for grant was 2,250,000 options for shares of common stock. Unless otherwise determined by the compensation committee of the board of directors at the time of granting an option, 25% of the option shares granted are exercisable on each of the first four anniversary dates with the option expiring on the fifth anniversary of the date of the grant.

         A summary of the status of the Company's stock option plan as of December 31, 1998 and 1999, and changes during the years ending on those dates is presented below:

                                                          1998                                 1999
                                              ------------------------------        ------------------------------
                                                                 Weighted                              WEIGHTED
                                              Number of          Average            NUMBER OF          AVERAGE
                                               Options        Exercise Price         OPTIONS        EXERCISE PRICE
                                              ---------       --------------        ---------       --------------
Outstanding at beginning of the year           422,732           $ 1.00               879,507           $ 1.71
Granted                                        487,750           $ 2.32             1,350,175           $ 3.75
Exercised                                           --               --                (3,900)          $ 1.27
Forfeited                                      (30,975)          $ 1.55               (69,725)          $ 2.86
                                               -------           ------             ---------           ------
Outstanding at end of year                     879,507           $ 1.71             2,156,057           $ 2.89
                                               =======           ======             =========           ======
Options exercisable at year-end                137,684                                360,062
                                               =======                              =========


                                  Options Outstanding                                        Options Exercisable
          --------------------------------------------------------------------------        -------------------------
                                                      Weighted
                                                       Average              Weighted                         Weighted
                Range of                              Remaining             Average                          Average
                Exercise              Number         Contractual            Exercise           Number        Exercise
                 Prices            Outstanding       Life (Years)             Price          Exercisable       Price
          -------------------      -----------       ------------           --------        ------------     --------

                  $1.00              560,682             2.6                  $1.00            275,424         $1.00
                   2.50              180,100             3.5                   2.50             45,025          2.50
                   3.00              378,400             4.0                   3.00             39,613          3.00
                   3.75              191,300             4.5                   3.75                 --            --
                   4.00              845,575             4.9                   4.00                 --            --
               -----------         ---------             ---                  -----            -------         -----
               $1.00-$4.00         2,156,057             4.0                  $2.89            360,062         $1.41
               ===========         =========             ===                  =====            =======         =====

FASTLANE TECHNOLOGIES INCORPORATED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1998 AND 1999
--------------------------------------------------------------------------------

13.      CASH FLOW INFORMATION

                                                        1998                 1999
                                                    -----------           -----------
Cash and cash equivalents are comprised of:
  Cash                                              $   680,303           $   196,710
  Cash equivalents                                      803,985             7,502,428
                                                    -----------           -----------

                                                    $ 1,484,288           $ 7,699,138
                                                    ===========           ===========

Changes in non-cash working capital items
 is comprised of:
  Accounts receivable                               $(2,002,403)          $(1,298,494)
  Due from related parties                              (78,190)              157,317
  Shareholder loans receivable                          (25,346)                1,699
  Refundable investment tax credits                     100,939                    --
  Prepaid and other                                    (191,425)             (253,649)
  Accounts payable and accrued liabilities            1,408,587               689,704
  Due to related party                                  894,706              (894,706)
  Deferred revenue                                      213,819               675,777
  Advance from related party                           (500,000)                   --
                                                    -----------           -----------

                                                    $  (179,313)          $  (922,352)
                                                    ===========           ===========

Other:
  Interest received                                 $    79,080           $   202,507
                                                    ===========           ===========

  Interest paid                                     $    61,488           $   121,487
                                                    ===========           ===========

         During 1998, capital assets were acquired at an aggregate cost of $1,757,894 of which $1,103,318 were acquired by means of capital lease. No assets were acquired by means of capital lease in 1999.

FASTLANE TECHNOLOGIES INCORPORATED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1998 AND 1999
--------------------------------------------------------------------------------

14.      COMMITMENTS

         The Company has committed to lease facilities in Halifax, Nova Scotia for a fixed term expiring in 2003. Additionally, facilities in Kanata, Ontario are leased at fair market value from a company controlled by the Chairman of the Board for a fixed period expiring in 2003.

         Future lease payments are as follows:

                            Kanata            Halifax
                            ------            -------

            2000           $275,000          $355,000
            2001            275,000           355,000
            2002            183,000           355,000
            2003                 --           207,000
                           --------        ----------
                           $733,000        $1,272,000
                           ========        ==========

15.      UNCERTAINTY DUE TO THE YEAR 2000 ISSUE

         The Year 2000 Issue arises because many computerized systems use two digits rather than four to identify a year. Date-sensitive systems may recognize the year 2000 as 1900 or some other date, resulting in errors when information using year 2000 dates is processed. In addition, similar problems may arise in some systems, which use certain dates in 1999 to represent something other than a date. The effects of the Year 2000 Issue may be experienced before, on, or after January 1, 2000, and, if not addressed, the impact on operations and financial reporting may range from minor errors to significant systems failure, which could affect an entity's ability to conduct normal business operations. It is not possible to be certain that all aspects of the Year 2000 Issue affecting the entity, including those related to the efforts of customers, suppliers, or other third parties, will be fully resolved.

FASTLANE TECHNOLOGIES INCORPORATED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1998 AND 1999
--------------------------------------------------------------------------------

16. RECONCILIATION TO ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED STATES

         These financial statements have been prepared in accordance with accounting principles generally accepted in Canada (Canadian GAAP) which differ in some respects from those used in the United States (U.S. GAAP). The significant differences in accounting principles as they pertain to the accompanying financial statements are as follows:

         Research and Development Funding

         As part of the research and development funding agreement (see Note 6), the purchase of the technology was recorded in the financial statements of the Company as an increase of share capital by the carrying amount of $1.

         Under U.S. GAAP, ABP No. 17 requires the cost of the technology purchased to be valued at the fair value of consideration given. The fair value of the common shares at the time of issuance was $3 per share. Accordingly, the fair value of the technology (net of amortization using a three-year life) of $5,136,275 and $3,148,043 at December 31, 1998 and 1999, respectively, has not been recorded for Canadian GAAP.

         Stock-Based Compensation

         Under U.S. GAAP, SFAS No. 123 requires that stock-based compensation be accounted for based on a fair value methodology. As permitted by the statement, the Company has elected to continue measuring compensation costs using the intrinsic value based method of accounting. Under this method, compensation is the excess, if any, of the quoted market value of the stock at the date of the grant over the amount an optionee must pay to acquire the stock. As the exercise price of the options approximate fair value at date of grant, no compensation expense has been recognized under the stock option plan.

         Had compensation cost for the Company's stock option plan been determined based on the fair value at the grant date of the awards consistent with the methodology presented under SFAS 123, additional compensation costs of $20,175 and $133,145 for 1998 and 1999, respectively, would have been recorded in the Statements of Loss and Deficit.

         The effect of the above differences on the Company's financial statements is set out below:

CONSOLIDATED BALANCE SHEETS
                                                               1998                            1999
                                                            -----------                   -------------
Total assets (as reported)                                  $ 6,907,791                   $  14,612,998
APB 17 acquired technology, net                               5,136,275                       3,148,043
                                                            -----------                   -------------
Total assets (U.S. GAAP)                                    $12,044,066                   $  17,761,041

CONSOLIDATED STATEMENTS OF LOSS AND DEFICIT
                                                               1998                            1999
                                                            -----------                   -------------

Net loss (as reported)                                      $(5,762,179)                  $ (10,171,540)
APB 17 amortization of acquired technology                     (828,430)                     (1,988,232)
                                                            -----------                   -------------

Net loss (U.S. GAAP)                                        $(6,590,609)                  $ (12,159,772)
FAS 123 compensation expense                                    (20,175)                       (133,145)
                                                            -----------                   -------------

Pro forma net loss (U.S. GAAP)                              $(6,610,784)                  $(12,292,917)

Total deficit, end of year (as reported)                    $(6,152,341)                  $(16,323,881)
APB 17 amortization of acquired technology                     (828,430)                    (1,988,232)
                                                            -----------                   -------------
Total deficit, end of year (U.S. GAAP)                      $(6,980,771)                  $(18,312,113)

         Reclassifications

         As part of the Company's funding agreement with Newbridge, as discussed in Note 5 to the Company's December 31, 1998 and 1999 consolidated financial statements, the non-repayable portion of the funding received of $661,759 and $599,590 for the year ended December 31, 1998 and 1999, respectively, has been recorded separately as income in the Statements of Loss and Deficit. U.S. GAAP requires this to be recorded as an offset to research and development expenses and therefore would require reclassification.

         At December 31, 1998 and 1999 the Company had outstanding a shareholder loan of $71,556 and $69,857, respectively that was recorded as a current asset. U.S. GAAP requires these amounts be recorded as a component of shareholders' equity and therefore would require reclassification.

17.      SUBSEQUENT EVENT

         In September 2000, the Company was acquired by a wholly-owned subsidiary of Quest Software, Inc. (Quest), a developer of software products for businesses that enhance the performance and reliability of e-business, packaged and custom computing applications. Quest issued 1,125,262 shares of common stock, options to purchase 257,717 shares of common stock, and paid approximately $56.9 million in cash in exchange for all capital stock of the Company, net liabilities assumed of approximately $12 million and other costs of approximately $0.8 million.

         In conjunction with this acquisition, the Company's funding agreement with Newbridge as discussed in Note 5 has been cancelled as has the floating charge debenture in favour of Newbridge. The Province of Nova Scotia Funding Agreement previously with Newbridge has been assigned to the Company and the repayable funding recorded in the financial statements will be repaid directly to the Province of Nova Scotia by the Company. The repayments have been fixed at $1.8 million in each of July 2001, 2002 and 2003 with the balance repayable in 2004.

                       FASTLANE TECHNOLOGIES INCORPORATED
                   CONSOLIDATED STATEMENTS OF LOSS AND DEFICIT
                               (CANADIAN DOLLARS)
                                   (UNAUDITED)

                                        SIX MONTHS ENDED JUNE 30,
                                        1999                 2000
                                    ------------         ------------
REVENUE

Product Revenue                     $  2,686,401         $  5,421,010
Service Revenue                          641,789            1,433,823
                                    ------------         ------------

Total Revenue                          3,328,190            6,854,833

COST OF SALES                            307,302              925,034
                                    ------------         ------------

                                       3,020,888            5,929,799
EXPENSES

Research and devlopment                2,204,315            3,201,544
Sales and marketing                    5,002,961            9,155,402
Finance and administration               983,078            1,863,342
                                    ------------         ------------
                                       8,190,354           14,220,288
                                    ------------         ------------

                                      (5,169,466)          (8,290,489)
LESS:
    Government Funding                  (305,638)                  --
    Other Income                         (29,034)            (220,073)
                                    ------------         ------------

                                        (334,672)            (220,073)
                                    ------------         ------------

NET LOSS                              (4,834,794)          (8,070,416)

DEFICIT, BEGINNING OF PERIOD          (6,152,341)         (16,323,881)
                                    ------------         ------------

DEFICIT, END OF PERIOD              $(10,987,135)        $(24,394,297)
                                    ============         ============


               See accompanying notes to the financial statements



                                      1-A

                       FASTLANE TECHNOLOGIES, INCORPORATED
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                               (CANADIAN DOLLARS)
                                   (UNAUDITED)

NET INFLOW (OUTFLOW) OF CASH RELATED
TO THE FOLLOWING ACTIVITIES:

                                                                          SIX MONTHS ENDED JUNE 30,
                                                                          1999                2000
                                                                       -----------         -----------
OPERATING
   Net loss                                                            $(4,834,794)        $(8,070,416)
   Items not affecting cash
      Amortization                                                         418,717             366,681
      Stock-based compensation                                                  --              10,236
                                                                       -----------         -----------
                                                                        (4,416,077)         (7,693,499)

Changes in non-cash working capital items                               (1,033,626)            661,664
                                                                       -----------         -----------

                                                                        (5,449,703)         (7,031,835)
INVESTING
   Acquisition of capital assets, net of investment tax credits           (331,218)         (1,013,348)

FINANCING
   Capital lease repayments                                               (228,296)           (253,074)
   Repayment of (Increase in) Shareholder Loans                            (31,588)             58,566
   Issuance (Cancellation) of Shares                                     5,477,924              (8,110)
   Increase in Government Funding                                        1,266,520             610,560
                                                                       -----------         -----------

                                                                         6,484,560             407,942

Net cash inflow (outflow)                                                  703,639          (7,637,241)

Cash and cash equivalents, beginning of period                           1,484,288           7,699,138
                                                                       -----------         -----------

Cash and cash equivalents, end of period                               $ 2,187,927         $    61,897
                                                                       ===========         ===========


               See accompanying notes to the financial statements


                                      2-A

                       FASTLANE TECHNOLOGIES INCORPORATED
                           CONSOLIDATED BALANCE SHEETS
                               (CANADIAN DOLLARS)


                                                                               (Unaudited)
                                                          DECEMBER 31,           JUNE 30,
                                                              1999                 2000
                                                          ------------         ------------
ASSETS

CURRENT ASSETS
Cash and Cash Equivalents                                 $  7,699,138         $     61,897
Accounts Receivable                                          3,577,925            4,901,526
Due From Related Parties                                       622,529                   --
Refundable Investment Tax Credits                               38,779              118,290
Shareholder Loans Receivable                                    69,857               11,291
Prepaids and Other                                             493,804              430,522
                                                          ------------         ------------
                                                            12,502,032            5,523,526

Capital Assets                                               2,110,966            2,757,633

TOTAL ASSETS                                              $ 14,612,998         $  8,281,159
                                                          ============         ============

LIABILITIES & SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts Payable & Accrued Liabilities                    $  2,754,372         $  3,378,539
Current Portion of Obligations Under Capital Lease             463,537              395,227
Deferred Revenue                                             1,078,900            1,833,698
Current Portion of Governement Funding                       1,900,000            1,800,000
                                                          ------------         ------------
                                                             6,196,809            7,407,464
LONG TERM DEBT
Government Funding                                           4,030,168            4,740,728
Obligations under Capital Lease                                297,316              112,552
                                                          ------------         ------------
                                                             4,327,484            4,853,280

TOTAL LIABILITIES                                           10,524,293           12,260,744

SHAREHOLDERS' EQUITY (DEFICIT)
Share Capital                                               20,412,586           20,414,712
Deficit                                                    (16,323,881)         (24,394,297)
                                                          ------------         ------------
                                                             4,088,705           (3,979,585)
TOTAL LIABILITIES
           AND SHAREHOLDERS' EQUITY                       $ 14,612,998         $  8,281,159
                                                          ============         ============


               See accompanying notes to the financial statements


                                      3-A

                       FASTLANE TECHNOLOGIES INCORPORATED

              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                               (CANADIAN DOLLARS)

1. BASIS OF PRESENTATION

   The financial statements at June 30, 2000, and for the six months ended June 30, 1999 and 2000 are unaudited, but include all adjustments (consisting only of normal recurring adjustments) that the Company considers necessary for a fair presentation of financial position and operating results. Operating results for the six month periods ended June 30, 2000 are not necessarily indicative of results that may be expected for any future periods.

   The accompanying unaudited interim financial statements have been prepared with the assumption that users of the interim financial information have read FastLane Technologies Incorporated audited financial statements for the years ended December 31, 1998 and 1999. Accordingly, footnote disclosures which would substantially duplicate the disclosures contained in these audited financial statements have been omitted from these unaudited interim financial statements. While management believes the disclosures presented are adequate to make these financial statements not misleading, these financial statements should be read in conjunction with FastLane's audited financial statements and related notes.

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements. Actual results may differ from those estimates.

2. RECONCILIATION TO ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED
   STATES

   These financial statements have been prepared in accordance with accounting principles generally accepted in Canada (Canadian GAAP) which differ in some respects from those used in the United States (U.S. GAAP). The significant differences in accounting principles as they pertain to the accompanying financial statements are as follows:

Research and Development Funding

   During 1997, the Company entered into a contract with a company which is a shareholder and is controlled by the Chairman of the Board under which certain research and development activities were performed by the Company. The Company was granted an exclusive, worldwide, perpetual right and license to market, sell and/or sub-license products based on the technology developed under the development agreement.

   As part of the agreement, the company had the option to purchase all of the technology developed in exchange for stock. In August 1998, the Company exercised the option to purchase all of the technology developed in exchange for the issuance of 1,988,235 common shares. The transaction was recorded in the financial statements of the Company as an increase of share capital by the carrying amount of $1.

   Under U.S. GAAP, ABP No. 17 requires the cost of the technology purchased to be valued at the fair value of consideration given. The fair value of the common shares at the time of issuance was $3 per share. Accordingly, the fair value of the technology (net of amortization using a


                                      4-A
three-year life) of $3,148,043 and $2,153,927 at December 31, 1999 and June 30, 2000, respectively, has not been recorded for Canadian GAAP.

Stock-Based Compensation

   Under U.S. GAAP, SFAS No. 123 requires that stock-based compensation be accounted for based on a fair value methodology. As permitted by the statement, the Company has elected to continue measuring compensation costs using the intrinsic value based method of accounting. Under this method, compensation is the excess, if any, of the quoted market value of the stock at the date of the grant over the amount an optionee must pay to acquire the stock. As the exercise price of the options approximate fair value at date of grant, no compensation expense has been recognized under the stock option plan.

   Had compensation cost for the Company's stock option plan been determined based on the fair value at the grant date of the awards consistent with the methodology presented under SFAS 123, additional compensation costs of $66,572 and $155,350 for the six months ended June 30, 1999 and 2000, respectively, would have been recorded in the Statements of Loss and Deficit.

   The effect of the above differences on the Company's financial statements is set out below:

CONSOLIDATED BALANCE SHEETS                       DECEMBER 31,         JUNE 30,
                                                     1999                2000
                                                  -----------        -----------
Total assets (as reported)                        $14,612,998        $ 8,281,159
APB 17 acquired technology, net                     3,148,043          2,153,927
                                                  -----------        -----------
Total assets (U.S. GAAP)                          $17,761,041        $10,435,086

CONSOLIDATED STATEMENTS OF LOSS AND DEFICIT          SIX MONTHS ENDED JUNE 30,
                                                     1999               2000
                                                  -----------        -----------
Net loss (as reported)                            $ 4,834,794        $ 8,070,416
APB 17 amortization of acquired technology            994,116            994,116
                                                  -----------        -----------
Net loss (U.S. GAAP)                              $ 5,828,910        $ 9,064,532
FAS 123 compensation expense                           66,572            155,350
                                                  -----------        -----------
Pro forma net loss (U.S. GAAP)                    $ 5,895,482        $ 9,219,882

Total deficit, end of period (as reported)        $10,987,135        $24,394,297
APB 17 amortization of acquired technology            994,116            994,116
                                                  -----------        -----------
Total deficit, end of period (U.S. GAAP)          $11,981,251        $25,388,413


Reclassifications

   As part of the Company's funding agreement with Newbridge, as discussed in
Note 5 to the Company's December 31, 1998 and 1999 consolidated financial statements, the non-repayable portion of the funding received of $305,638 for the six months ended June 30, 1999 (none in 2000) has been recorded separately as income in the Statements of Loss and Deficit. U.S. GAAP requires this to be recorded as an offset to research and development expenses and therefore would require reclassification.


                                      5-A

   At December 31, 1999 and June 30, 2000 the Company had outstanding a shareholder loan of $69,857 and $11,291, respectively, that was recorded as current assets. U.S. GAAP requires these amounts be recorded as a component of shareholders' equity and therefore would require reclassification.

3. SUBSEQUENT EVENTS

   In September 2000, the Company was acquired by a wholly-owned subsidiary of Quest Software, Inc. (Quest), a developer of software products for businesses that enhance the performance and reliability of e-business, packaged and custom computing applications. Quest issued 1,125,262 shares of common stock, options to purchase 257,717 shares of common stock, and paid approximately $56.9 million in cash in exchange for all capital stock of the Company, net liabilities assumed of approximately $12 million and other costs of approximately $0.8 million.

   In conjunction with the acquisition by Quest, the Company's funding agreement with Newbridge, as discussed in Note 5 to the Company's December 31, 1998 and 1999 consolidated financial statements, has been cancelled as has the floating charge debenture in favour of Newbridge. The Province of Nova Scotia Funding Agreement previously with Newbridge has been assigned to the Company and the repayable funding recorded in the financial statements will be repaid directly to the Province of Nova Scotia by the Company. The repayments have been fixed at $1.8 million in each of July 2001, 2002 and 2003 with the balance repayable in 2004.


                                      6-A